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                                                                      EXHIBIT 11

              DAIRY MART CONVENIENCE STORES, INC. AND SUBSIDIARIES
                STATEMENT RE: COMPUTATIONS OF PER-SHARE EARNINGS
                    (in thousands, except per share amounts)

                        CALCULATION OF EARNINGS PER SHARE

                                                        For the Second Fiscal               For the Two Fiscal
                                                            Quarter Ended                     Quarters Ended
                                                            -------------                     --------------

                                                      July 29,         July 31,          July 29,          July 31,
                                                        2000             1999              2000              1999
                                                       ------           ------           --------           ------

Net income (loss)  .........................           $   94           $1,156           $(2,788)           $1,254

Weighted average shares ....................            4,918            4,862             4,907             4,858
  Dilutive options .........................              221               84               114                61

                                                       -----------------------------------------------------------
Total shares for EPS purposes ..............            5,139            4,946             5,021             4,919
                                                       -----------------------------------------------------------

Earnings (loss) per share - Basic ..........           $ 0.02           $ 0.24           $ (0.57)           $ 0.26
Earnings (loss) per share - Diluted ........           $ 0.02           $ 0.23           $ (0.57)           $ 0.25
                                                       -----------------------------------------------------------









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